UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission
File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 5, 2014, SunPower Corporation (“SunPower”) entered into a purchase agreement relating to the sale by SunPower of $400 million aggregate principal amount of its Senior Convertible Debentures due 2021 (the “Debentures”). $150 million in aggregate principal amount of the Debentures will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the remaining $250 million in aggregate principal amount will be sold to Total Energies Nouvelles Activités USA, a subsidiary of Total S.A., which owns approximately 60% of SunPower’s outstanding common stock and which is an institutional accredited investor pursuant to Regulation D under the Securities Act. The sale of the Debentures is subject to market and other customary conditions and is expected to close on June 11, 2014.

SunPower expects to receive net proceeds from the offering of the Debentures of approximately $395.3 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by it. SunPower intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, retirement of existing indebtedness, pursuing its HoldCo strategy, capital expenditures and working capital.

The Debentures will pay interest semi-annually on June 1 and December 1 of each year, beginning on December 1, 2014, at a rate of 0.875 percent per annum, and will mature on June 1, 2021, unless earlier redeemed, repurchased or converted. The Debentures will be convertible into shares of SunPower’s common stock at any time based on an initial conversion rate of 20.5071 shares of common stock per $1,000 principal amount of Debentures (which is equivalent to an initial conversion price of approximately $48.76 per share of SunPower’s common stock), representing a conversion premium of approximately 42.5 percent over the closing sale price of $34.22 per share of SunPower’s common stock on The NASDAQ Global Select Market on June 5, 2014. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances.

On June 6, 2014, SunPower issued a press release announcing the pricing of the Debentures. As required by Rule 135c under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release regarding SunPower’s pricing of the Debentures dated June 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 6, 2014	By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release regarding SunPower’s pricing of the Debentures dated June 6, 2014.